Exhibit 10.16

FIRST AMENDMENT TO PATENT LICENSE AGREEMENT

This First Amendment to Patent License Agreement (this “FIRST AMENDMENT”), effective as of the date set forth above the signatures of the parties below (the “AMENDMENT EFFECTIVE DATE”), is by and between Solid GT, LLC (“LICENSEE”) and the Regents of the University of Michigan, a constitutional corporation of the state of Michigan (“MICHIGAN”), and amends that certain Patent License Agreement between MICHIGAN and LICENSEE dated as of March 10, 2016 (the “LICENSE AGREEMENT”). Capitalized terms used herein without definition shall have the meaning given such terms in the LICENSE AGREEMENT.

WHEREAS. LICENSEE wishes to merge (the “MERGER”) with and into its affiliate Solid Biosciences, LLC, a Delaware limited liability company (“BIO”), such that, in accordance with the provisions of a merger agreement between LICENSEE and BIO and the Delaware Limited Liability Company Act, BIO shall continue as the surviving company following the Merger.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, LICENSEE and MICHIGAN agree to modify the LICENSE AGREEMENT as follows:

Section 1.         Amendment to Section 3.l(g) of LICENSE AGREEMENT. Effective upon AMENDMENT EFFECTIVE DATE, Section 3.1(g) of the LICENSE AGREEMENT is hereby deleted in its entirety and replaced with the following new Section 3.1(g):

“(g)     Change of Control. Within thirty (30) days after any CHANGE OF CONTROL, LICENSEE shall pay to MICHIGAN a two million dollar ($2,000,000.00) fee (“CHANGE OF CONTROL FEE”). As used herein, “CHANGE OF CONTROL” shall mean: (a) any consolidation, merger, combination, reorganization or other transaction in which the equity holders of LICENSEE in their capacity as such no longer own a majority of the outstanding equity securities of LICENSEE (or its successor); or (b) any transaction or series of related transactions in which the outstanding shares of stock or other equity interests of LICENSEE constituting in excess of fifty percent (50%) of the voting power of LICENSEE are exchanged for or converted into other stock or securities, cash, and/or any other property; or (c) a sale or other disposition of all or substantially all of the assets of the LICENSEE. For the avoidance of doubt, in no event shall a bona fide equity or debt financing of LICENSEE, a reorganization required to effect an initial public offering, or the merger of LICENSEE with and into its affiliate Solid Bioscience, LLC, be deemed a “Change in Control” for purposes of this Agreement. This Section 3.1 (g), including all of its subparts, shall survive any termination of this Agreement.”

Section 2.         Amendment to Section 11.5 of LICENSE AGREEMENT. Effective upon AMENDMENT EFFECTIVE DATE, Section 11.5 of the LICENSE AGREEMENT is hereby deleted in its entirety and replaced with the following new Section 11.5:

“11.5 Upon any termination of this Agreement, and except as provided herein to the contrary, all rights and obligations of the parties hereunder shall cease, except any previously accrued rights and obligations and further as follows: (a) obligations to pay royalties and other sums, or to transfer equity or other consideration, accruing hereunder up to the day of such termination, whether or not this Agreement provides for a number of days before which actual payment is due and such date is after the day of termination and whether or not a required funding event or other stock transfer trigger has yet been met; (b) MICHIGAN’s rights to inspect books and records as described in Article 4, and LICENSEE’s obligations to keep such records for the required time; (c) any cause of action or claim of LICENSEE or MICHIGAN accrued or to accrue because of any breach or default by the other party hereunder; (d) the provisions of Articles 1, 9, 10, and 13; (e) obligations to pay MICHIGAN a Change of Control Fee as set forth in Section 3. l(g); and (f) all other terms, provisions, representations, rights and obligations contained in this Agreement that by their sense and context are intended to survive until performance thereof by either or both parties.”

Section 3.         Effect of Amendment. Except as expressly set forth herein, no other term or provision of the LICENSE AGREEMENT is amended or modified, and all such provisions and terms are hereby ratified and confirmed in all respects. For clarity, from and after the Merger, all references to “LICENSEE” in the LICENSE AGREEMENT shall mean and include Solid Biosciences, LLC, a Delaware limited liability company, as successor to Solid GT, LLC in the Merger.

Section 4.         Counterparts. This Amendment may be executed in two or more counterparts, including by facsimile or Portable Document Format (PDF), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, including by facsimile or Portable Document Format (PDF).

FOR LICENSEE: SOLID GT, LLC

By	/s/ Ilan Ganot
(authorized representative)

Printed Name	Ilan Ganot

Title	CEO

Date	March 15 2017

FOR THE REGENTS OF THE UNIVERSITY OF MICHIGAN

By	/s/ Kenneth J. Nisbet
Kenneth J. Nisbet
Assoc. Vice President for Research U-M Tech Transfer

Date	1/4/17

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